Exhibit 5.1

[JENKENS & GILCHRIST, LLP LETTERHEAD]

January 4, 2005

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936

Re: PhotoMedex, Inc.

Gentlemen:

We have acted as counsel for PhotoMedex, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of offering shares (the "Shares") of common stock, par value $0.01 (the "Common Stock"), of the Company, pursuant to that certain Agreement and Plan of Merger, dated as of December 1, 2004 (the "Merger Agreement"), by and among the Company, Gold Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of the Company, and ProCyte Corporation, a Washington corporation, as described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, certificates, corporate records and other instruments, as we have deemed necessary. In addition, we have examined such books and records of the Company, as in our judgment, is necessary or appropriate to enable us to render the opinions expressed below. As to facts material to the opinions, statements and assumptions expressed herein, we have, with the Company's consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when issued in the manner contemplated by the joint proxy statement/prospectus, which forms a part of the Registration Statement, and in conformity with the Certificate of Incorporation of the Company, as amended and restated and in effect as of the date hereof, will be validly issued, fully paid and non-assessable.

PhotoMedex, Inc. January 4, 2005 Page 2

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares: (i) the Registration Statement will have become effective under the Securities Act, (ii) the shareholders of ProCyte will have approved the Merger Agreement, and (iii) the stockholders of the Company will have approved the issuance of shares of the Company's Common Stock pursuant to the Merger Agreement, and (iv) the transactions contemplated by the Merger Agreement will be consummated in accordance with the terms and conditions of the Merger Agreement.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the caption entitled "Legal Matters" in the proxy statement/prospectus, which forms a part of the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or the proxy statement/prospectus, within the meaning of the term "expert," as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, or Item 509 of the Regulation S-K.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Jenkens & Gilchrist, LLP

JENKENS & GILCHRIST, LLP